Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION:

STELLENT INVESTORS:

Gregg Waldon, Stellent, Inc.

(952) 903-2003

gregg.waldon@stellent.com

OPTIKA INVESTORS:

Jim Fanucchi, Summit IR Group

(408) 404-5400

MEDIA:

Amanda Kohls

Haberman & Associates, Inc.

(612) 338-3900

amanda@habermaninc.com

LEADING CONTENT MANAGEMENT VENDORS STELLENT AND OPTIKA TO MERGE

Combination creates expanded product breadth, larger marquee customer base and increased financial strength; agreement drives new standard for comprehensive, ROI-driven enterprise content management solutions

EDEN PRAIRIE, MN, and COLORADO SPRINGS, CO, Jan. 12, 2004 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today it has signed a definitive merger agreement to acquire all outstanding shares of Optika® Inc. (Nasdaq: OPTK), a leading enterprise content management (ECM) provider of imaging, business process management (BPM), collaboration and records management software, for $10 million in cash, approximately 4.1 million shares of Stellent common stock and the assumption by Stellent of Optika’s outstanding options.

Based on Stellent’s stock price as of Jan. 9, 2004 and including the value of the options to be assumed, the transaction currently is valued at approximately $59 million. Immediately after the transaction, the former stockholders of Optika will own approximately 16 percent of the outstanding shares of Stellent common stock, and Stellent shareholders will own approximately 84 percent of the combined entity. The combined company will have an annual revenue run rate of approximately $100 million, and a cash and marketable securities position of approximately $70 million. The transaction is expected to be immediately accretive on a pro forma basis, excluding the effects of non-cash or non-recurring charges related primarily to expenses such as amortization of certain intangible assets and acquisition costs.

“We’re excited about the strength of this combined entity and the opportunity this merger provides to quickly extend our footprint across a larger number of companies,” said Robert Olson, president and chief executive officer (CEO) for Stellent. “Customers are looking to consolidate their various content management needs, including imaging, BPM, Web content management and records management, with one vendor. This merger will enable Stellent to capitalize on this trend by providing customers with a comprehensive suite of solutions for managing both consumption-oriented content and high-volume, transaction-based content.”

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“Enterprises are increasingly turning to vendors that offer an array of comprehensive content management capabilities,” said Mark Gilbert, vice president and research director for Gartner. ”Companies need better access to their enterprise information to directly deliver business results – and compliance capabilities – faster. Document management, imaging and workflow, along with integrated document archive and retrieval systems, records management, Web content management and digital asset management, are key to making this happen.”

“We anticipate high-value synergies between our solutions and Stellent’s product suite, including our shared commitment to building powerful solutions focused on ease-of-use, rapid deployment, return-on-investment (ROI) and a low total-cost-of-ownership. The merger will enable the combined company to expand roll-outs in our existing customer bases as well as satisfy the demand for broader solutions among new customers,” said Mark K. Ruport, president and CEO for Optika. “Our strong, combined financial position will further solidify Stellent’s leadership position in the content management market and create value for both Stellent and Optika shareholders.”

“The market for new content management software licenses was $2.29 billion in 2002 and is expected to grow to $3.8 billion by 2007,” said Joshua Duhl, IDC’s research director for content technologies. “Stellent’s acquisition of Optika provides complementary technology, partners, channels and customers, and creates the opportunity for the combined company to expand its share of this growing market. Stellent is already in a somewhat unique and strong position in this market because of the demand for its file conversion technology. With market consolidation proceeding at a rapid pace, this acquisition places Stellent in a comfortable position to compete.”

Combined Product Family Expands Stellent’s Functionality and Offerings

The merger with Optika will strengthen and expand Stellent’s document imaging, business process management and compliance capabilities. Optika’s Acorde™ family of software products allows companies to manage content and streamline critical transactions related to business processes, such as accounts payable, claims processing and expense reporting. Additionally, Acorde seamlessly integrates with a variety of enterprise resource planning (ERP) and line-of-business systems to drive process efficiencies and cost savings that can result in significant ROI for customers.

Combined with Stellent’s Universal Content Management architecture — which includes Web content management, document management, collaboration, digital asset management and records management components — Optika’s product line will enable Stellent to provide customers with a comprehensive suite of solutions to manage both collaborative, consumption-oriented content as well as content generated and circulated during complex business transactions.

“Organizations are seeking more strategic enterprise content solutions. The ability of ECM software to fully manage all enterprise content by applying proper compliance and legal risk policies/procedures is emerging as critical to Global 2000 organizations and will drive a $9 billion ECM market by 2007,” said Andrew Warzecha, senior vice president of META Group. “By 2006, approximately 60 percent of Global 2000 and government organizations will standardize on a strategic ECM framework driven by increased efficiencies, reduced risks and information architecture adaptability.”

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In the short-term, Stellent plans to integrate the product lines via Web services. Longer-term plans call for the product lines to be integrated utilizing Stellent’s universal content repository.

“The ability to access document or content management, imaging management and business process workflow capabilities – all from the same supplier – is significant,” said Mark Heindselman, manager of knowledge network and information services for Emerson Process Management, a current Stellent customer. “More and more, Emerson is integrating our business processes in order to manage all unstructured content – both desktop and transaction-oriented – through a common access method. The ability to access all of this functionality while managing content from a common repository will be of even greater value.”

Solid, Marquee Customer Base

Stellent has more than 1,500 customers across a wide range of industries. Its customer roster includes companies such as Procter & Gamble, Merrill Lynch, Los Angeles County, British Red Cross, ING, Target Corp., Janus, Emerson Process Management and various BlueCross BlueShield organizations across 15 states.

Optika currently has a base of more than 2,000 customers, including The Home Depot, Merrill Lynch, Georgia-Pacific, Bayer Corp. and Turner Broadcasting Systems. This roster includes organizations from a number of vertical markets that are currently key industries for Stellent, such as manufacturing, finance, government and insurance.

Combined with Optika’s customers, Stellent will possess a customer base of more than 3,500 companies. Optika’s customer base also will strengthen Stellent’s presence in the retail, distribution, architecture/engineering/construction and higher education markets.

Expanded Partner and Channel Reach

Stellent maintains technology alliances with leading software infrastructure vendors such as BEA, IBM, Microsoft, Oracle and Sybase, and also partners with leading system integrators such as Accenture, Deloitte & Touche and EDS. Optika maintains strategic alliances with partners offering best-in-class ERP solutions, such as PeopleSoft/J.D. Edwards, Microsoft Business Solutions and Oracle, and with a variety of value-added resellers (VARs) across North America. Combined, the resulting company will have a robust partner and indirect sales channel consisting of software infrastructure vendors, ERP solution providers, leading system integrators and VARs.

“As an Optika partner for 12 years, we feel the merger of Stellent and Optika will bring major benefits to us and every Optika reseller,” said Jan Letchman, president of Advanced Data Systems (ADS), Inc., Tallahassee, Fla. “At ADS, we see many opportunities in the southeast United States for adding the strong Web content and document management capabilities of Stellent to the existing Optika product line. The combined solution will have a big impact in the marketplace.”

Terms of the Agreement

Under the merger agreement:

•	Each outstanding share of Optika common stock will be converted into the right to receive 0.44 of a share of Stellent common stock, subject to adjustment described below.

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•	All outstanding shares of Optika preferred stock will be converted into the right to receive a total of $10 million in cash and, in certain circumstances described below, shares of Stellent common stock.

•	Each outstanding option to acquire shares of Optika common stock will be assumed by Stellent and converted into the right to acquire shares of Stellent common stock.

If the value of 0.44 of a share of Stellent common stock, based on the average Stellent closing price over a period ending shortly before the merger is consummated, is greater than $4.00, then:

•	80 percent of the value in excess of $4.00 will be allocated to the holders of Optika common stock.

•	20 percent of the value in excess of $4.00 will be allocated to the holders of Optika preferred stock.

This allocation will be accomplished by reducing the total number of Stellent shares to be issued to holders of Optika common stock and by issuing those shares to the holders of Optika preferred stock. The total number of shares to be issued by Stellent will not change.

The transaction is subject to standard closing conditions including stockholder approval and regulatory review. The companies expect the transaction to close in April 2004.

Organizational Details

Ruport will join Stellent as an executive vice president, and Alan Menkes, a current Optika board member, will join Stellent’s board of directors. There are no significant employee changes anticipated for Stellent or Optika.

Conference Call and Webcast

Stellent will host a conference call and Webcast at 9:00 a.m. CST today, Jan. 12, 2004, to review this announcement. Callers in the United States can dial 1-877-290-5723, and international callers can dial 1-706-643-7707 (conference ID is “Stellent, Inc.”). Participants are encouraged to dial in at least five minutes before the start time. Time will be allotted for questions and answers. Investors unable to participate in the call may access a replay of the entire transcript through Monday, Jan. 19, 2004. This will be available for U.S. callers at 1-800-642-1687 (ID #4885971) and international callers at 1-706-645-9291 (ID #4885971). The live Webcast can be accessed via the investor relations area of Stellent’s Web site (www.stellent.com).

Additional Information

Stellent intends to file a registration statement on Form S-4 in connection with the transaction, and Stellent and Optika intend to mail a joint proxy statement/prospectus to their respective stockholders in connection with the transaction. Investors and security holders of Stellent and Optika are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the companies and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) on the SEC’s website at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from either of the companies.

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In addition to the registration statement and the joint proxy statement/prospectus, each company files annual, quarterly and current reports; proxy and information statements; and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. These SEC filings are also available for free on the SEC’s website at www.sec.gov. A free copy of these filings may also be obtained from either company.

Information Concerning Participants

Each of the companies and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders in favor of the transaction. Information about the directors and executive officers of Stellent may be found in Stellent’s definitive proxy statement for its 2003 annual meeting of stockholders and in Stellent’s annual report on Form 10-K for the fiscal year ended March 31, 2003. Information about the directors and executive officers of Optika may be found in Optika’s definitive proxy statement for its 2003 annual meeting of stockholders and in Optika’s annual report on Form 10-K for the fiscal year ended December 31, 2002. In addition, information regarding the interests of Optika’s officers and directors in the transaction will be included in the joint proxy statement/prospectus.

Stellent Universal Content Management Features

Stellent Universal Content Management provides a single product architecture offering Web content management, document management, collaboration, records management and digital asset management functionalities. The system enables organizations of all sizes within a broad range of industries to implement Web-based line-of-business initiatives, such as employee portals and partner extranets, as well as enterprise-wide initiatives that standardize content management for use by multiple sites and applications throughout an organization. These initiatives help customers increase employee productivity, reduce expenses, improve company-wide collaboration and communication, and often completely transform the way they do business. For information on how to obtain Stellent Universal Content Management, contact Stellent at 1-800-989-8774.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management solutions. The company’s Stellent Content Management system enables customers to rapidly deploy line-of-business Web sites, such as employee portals and partner extranets, as well as enterprise-wide solutions that standardize content management for use by multiple sites and applications throughout an organization. Stellent has been ranked one of the top three content management vendors by industry analyst firms Gartner Dataquest, Giga Information Group and Aberdeen Group, and has more than 1,500 customers, including much of the Global 2000. Its customer roster includes Procter & Gamble, Merrill Lynch, Los Angeles County, British Red Cross, ING, Target Corp., Janus, Emerson Process Management and various BlueCross BlueShield organizations across 15 states. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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About Optika

Headquartered in Colorado Springs, Colo., Optika Inc. is a leading provider of imaging, workflow, collaboration and records management software. Optika’s Acorde™ family of Enterprise Content Management (ECM) solutions allows companies to streamline their business processes, eliminate paper and increase operational efficiencies. The company’s more than 2,000 customers worldwide include The Home Depot, Merrill Lynch, Georgia-Pacific, Bayer Corp., Turner Broadcasting Systems, Airborne Express and SBC Communications. For more information about Optika and the Acorde product family, contact the company at 719-548-9800 or visit www.optika.com.

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Any forward-looking statements, including statements regarding the effect of the merger on the future operating results of Stellent and the expected closing of the merger, in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks that the transaction will not be consummated or that Optika’s businesses will not be integrated successfully with Stellent’s businesses, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.